Exhibit 99.1

MSO Medical, Inc.
Financial Statements
Table of Contents

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
MSO Medical, Inc.
Bannockburn, Illinois

We have audited the accompanying consolidated balance sheets of MSO Medical, Inc. as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MSO Medical, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

Chicago, Illinois
April 15, 2005, except for Note 16, which
is as of May 26, 2005

MSO MEDICAL, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2004 and 2003

December 31, 2004	December 31, 2003
Assets		
Current Assets		
Cash and cash equivalents	$ 244,906	$ 106,162
Investments	5,350,139	-
Accounts Receivable (net of allowance for bad debt of $169,000 and $266,000 as of December 31, 2004 and 2003, respectively)	482,021	1,165,311
Prepaid expenses and other current assets	143,328	152,719
Total Current Assets	**6,220,394**	**1,424,192**
Fixed Assets, net of accumulated depreciation	**514,710**	**220,819**
Other Assets		
Deferred Financing Fees, net of amortization of $34,530 and $0 as of December 31, 2004 and 2003, respectively.	72,811	8,295
Deposits	55,778	30,747
Total Other Assets	**128,589**	**39,042**
Total Assets	**$ 6,863,693**	**$ 1,684,053**
Liabilities and Shareholders' Equity (Deficit)		
Current Liabilities		
Accounts Payable	$ 419,232	$ 548,200
Shareholder Payable	-	200,000
Accrued wages and benefits	93,658	61,592
Accrued expenses	649,193	350,728
Unearned revenue	193,050	-
Total Current Liabilities	**1,355,133**	**1,160,520**
Redeemable Convertible Preferred Series A Stock		
$.001 par value, 15,000,000 shares authorized; 8,173,743 and no shares issued and outstanding as of December 31, 2004 and 2003, respectively and net of unaccreted issuance costs of $1,179,502 as of December 31, 2004 (liquidation value of $11,525,000 as of	**10,345,498**	-
Shareholders Equity (Deficit)		
Common Stock, $.001 par value, 25,000,000 shares authorized; 5,000,000 and no shares issued and outstanding as of December 31, 2004 and 2003, respectively	5,000	-
Additional Paid in Capital	430,403	-
Accumulated Other Comprehensive Loss	(19,411)	-
Accumulated Earnings (Deficit)	(5,252,930)	523,533
Total Shareholders Equity (Deficit)	**(4,836,938)**	**523,533**
Total Liabilities & Shareholder Equity	**$ 6,863,693**	**$ 1,684,053**

The accompanying notes to consolidated financial statements are an integral part of these statements.

MSO MEDICAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
For the Years Ended December 31, 2004 and 2003

Year ending December 31, 2004	2003
Revenue:		
Professional Service Fees	$ 2,821,631	$ 3,141,057
Hospital Management Fee	4,602,891	3,728,400
Other Revenue	10,964	
Total Revenue	**7,435,486**	**6,869,457**
Operating Expenses:		
Payroll Expenses	6,762,964	4,199,031
Marketing	1,590,747	685,083
Professional Fees	1,722,730	302,997
Travel and Entertainment	449,187	129,892
Rent	498,809	203,689
Utilities	226,585	66,633
Office Expenses	474,069	210,267
Malpractice Insurance	255,741	66,159
Business Insurance	61,735	15,161
Bad Debt Expense	390,814	266,769
Depreciation	118,546	38,085
Other operating expenses	183,282	58,071
Total Operating Expenses	**12,735,209**	**6,241,837**
Income (Loss) from Operations	**(5,299,723)**	**627,620**
Other Income (Expense):		
Interest Expense	(88,009)	(2,142)
Other Income	10,631	2,311
Total Other Income (Expense)	(77,378)	169
Income (Loss) before Income Taxes	**(5,377,101)**	**627,789**
Provision for Income Taxes	-	15,000
Net Income (Loss)	**$ (5,377,101)**	**$ 612,789**
Deemed dividend to preferred shareholders	132,069	-
Net Income (Loss) Available to Common Shareholders	**$ (5,509,170)**	**$ 612,789**
Basic and diluted weighted average shares outstanding	5,000,000	-
Basic and diluted loss per common share	$ (1.10)	$ -
Proforma financial information (unaudited)		
Income (Loss) before income taxes, as presented		$ 627,789
Pro forma provision for income taxes		(207,000)
Pro forma net income (loss) (unaudited)		$ 420,789
Pro forma basis and diluted net income (loss) per share (unaudited)		$ -

The accompanying notes to consolidated financial statements are an integral part of these statements.

MSO MEDICAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2004 and 2003

Year Ending December 31,	
	2004	2003
Net Income (Loss)	$ (5,377,101)	$ 612,789
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:		
Non cash charge for stock options	27,270	
Amortization of deferred financing costs	34,530	-
Bad debt expense	390,816	266,769
Depreciation and Amortization	118,546	38,085
Changes in assets and liabilities:		
Accounts receivable	292,476	(1,432,080)
Prepaid expenses and other current assets	9,391	(152,719)
Other assets	(25,031)	(30,747)
Accounts payable	(128,968)	548,200
Accrued liabilities	298,464	261,462
Accrued wages and benefits	32,066	61,592
Deferred revenue	193,050	-
Net Cash (used in) provided by operating activities	**(4,134,491)**	**173,351**
Cash Flow from Investing Activities:		
Purchases of property and equipment	(412,437)	(258,904)
Purchase of securities available for sale	(6,079,552)	-
Proceeds from sale of investments	710,000	-
Net Cash used in investing activities	**(5,781,989)**	**(258,904)**
Cash Flows Provided by Financing Activities		
Proceeds from issuance of redeemable preferred stock	11,525,000	-
Issuance costs for redeemable preferred stock	(1,013,570)	-
Proceeds (Repayment) of Shareholder payable	(200,000)	200,000
Distributions to shareholders	(157,160)	-
Financing fees paid	(99,046)	(8,295)
Net Cash provided by financing activities	**10,055,224**	**191,705**
Net Increase in Cash	**138,744**	**106,152**
Cash and cash equivalents at beginning of period	106,162	10
Cash and cash equivalents at end of period	**$ 244,906**	**$ 106,162**
Supplemental disclosure of cash flow information		
Cash paid for interest	$ 53,479	$ 2,142
Value of warrants issued in connection with redeemable preferred stock offering	$ 298,000	$ -

The accompanying notes to consolidated financial statements are an integral part of these statements.

MSO MEDICAL, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
For the Years Ended December 31, 2004 and 2003

Common Stock		Additional	Accumulated Other	Retained	Equity &	
	Number of Shares	Par Value	Paid in Capital	Comprehensive Loss	Earnings (Deficit)	Stockholders Equity (Deficit)	Comprehensive Income (Loss)
Balance at January 1, 2003	**-**	**$ -**	**$ -**	**$ -**	**$ (89,256)**	**$ (89,256)**	
Net Income for year ended December 31, 2003					612,789	612,789	
Comprehensive Income for the year ended December 31, 2003							$ 612,789
Balance at December 31, 2003	**-**	**$ -**	**$ -**	**$ -**	**$ 523,533**	**$ 523,533**	
Distributions to members					(157,160)	(157,160)	
Accumulated Earnings of LLC prior to becoming a corporation			242,202		(242,202)		
Issuance of common stock in connection with conversion from LLC to C corporation	5,000,000	5,000	(5,000)				
Warrants issued in connection with redeemable preferred stock offering			298,000			298,000	
Non cash compensation expense for stock options granted			27,270			27,270	
Unrealized loss in Investment Securities				(19,411)		(19,411)	$ (19,411)
Deemed dividend to preferred shareholders			(132,069)			(132,069)	
Net Loss for the year ended December 31, 2004					(5,377,101)	(5,377,101)	(5,377,101)
Comprehensive Loss for the year ended December 31, 2004							$ (5,396,512)
Balance at December 31, 2004	**5,000,000**	**$ 5,000**	**$ 430,403**	**$ (19,411)**	**$ (5,252,930)**	**$ (4,836,938)**

The accompanying notes to consolidated financial statements are an integral part of these statements.

MSO MEDICAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION, BASIS OF PRESENTATION, AND NATURE OF OPERATIONS

ORGANIZATION

MSO Medical, Inc. (“MSO” or the “Company”) is a management services organization that contracts with major acute care hospitals and surgeons to establish Bariatric Surgery Centers. At present, MSO has four hospital programs in the New York Metro area, one in Detroit, and one in the Chicago area. The Company was formed in July 2002 and began operations in January 2003. In March 2004, the Company converted from an LLC to a C-corporation.

MSO contracts with acute care hospitals to establish Bariatric Surgery “Centers of Excellence” under the brand name CORI (Center for Obesity Related Illness). MSO performs services for its hospital clients including, but not limited to:

•	Providing credentialed, skilled and trained surgeons to perform gastric bypass surgery,
•	Originating patients through proprietary marketing techniques,
•	Screening and diagnosis of patients for surgery,
•	Clinical services review of post op patients, and
•	Billing and Reimbursement services.

MSO Physicians, P.C., a variable interest entity (see Note 4) that is included in the consolidated financial statements of the Company, receives payment from third-party insurers for the performance of bariatric surgery and professional medical services. The Company receives management fees from hospitals for managing the Bariatric Surgery Centers on behalf of these hospitals under three year contracts.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include those made for the allowance for doubtful accounts and the valuation allowance for deferred tax assets. Actual results could differ from those estimates made by management.

Management bases its estimates on historical experience and other assumptions, which it believes are reasonable. If actual amounts are ultimately different from these estimates, the revisions are included in the Company’s results of operations for the period in which the actual amounts become known.

The Company’s critical accounting policies are described below:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of MSO Medical, Inc. and its wholly owned subsidiary, Reimbursement Specialists, LLC. In addition, the consolidated financial statements include the accounts of MSO Physicians, P.C., an entity with differing ownership that has been determined to be a variable interest entity of which the Company is the primary beneficiary (see Note 4 for additional information).

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a remaining maturity of three months or less when purchased to be cash equivalents.

INVESTMENTS

Investment securities classified as available for sale are stated at market value with the unrealized gains or losses, net of deferred income taxes, included in accumulated other comprehensive loss in stockholders’ equity. Gains or losses on disposition of these securities are based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

The Company reviews its investment portfolio for factors that may indicate that a decline in the fair value of any investment is other than temporary. Declines in fair value are computed on a specific identification method and are reflected in the statement of operations in the period in which the decline is determined to be other than temporary. Where a decline in value is determined to be other than temporary, investments will be written down to their estimated realizable value. During 2004 and 2003, there were no other than temporary declines in the fair value of investments.

Investments include mutual funds. The fair value of investments is based upon quoted market prices.

REVENUE AND ACCOUNTS RECEIVABLES

Revenue is generated from management contracts with hospitals and for the performance of professional medical services. Hospitals typically pay the Company a monthly management fee under three year contracts. These management fees are recognized as the related services defined in the contract are provided. Revenue generated from hospital contracts was approximately $4.6 million and $3.7 million for the years ended December 31, 2004 and 2003, respectively. Amounts received in advance of services being performed are reflected as deferred revenue. In addition to the Hospital management fees, MSO generates revenue for the performance of professional services such as performance of surgeries. Revenue for the performance of medical services is recognized as the service is provided and amounted to approximately $2.8 million and $3.1 million for the years ended December 31, 2004 and 2003, respectively.

The Company receives payment for the professional medical services rendered primarily from privately sponsored managed care and commercial insurance plans for which payment is often made based on terms defined under contracts. Amounts received are generally less than the established billing rates of the facilities and the differences (contractual allowances) are reported as deductions from the patient service revenue at the time the service is rendered.

The Company determines its allowance by considering a number of factors, including the length of time the accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company makes judgments as to its ability to collect outstanding receivables based on these factors and provides allowances for these receivables when collections become doubtful. Provisions are made based on specific review of all significant outstanding balances. The allowance for doubtful accounts for the years ended December 31, 2004 and 2003 was approximately $169,000 and $266,000, respectively.

DEFERRED FINANCING FEES

Deferred financing fees relate to the Company’s line of credit agreement and are being amortized using the effective interest method over the term of the line of credit agreement as additional interest expense.

PROPERTY AND EQUIPMENT

Fixed assets are recorded at cost. Assets are depreciated using the straight-line method over their useful lives. The estimated useful lives are as follows:

Furniture and fixtures	3-5 years
Office Computers and Medical Equipment	3 years
Software	3-5 years

Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the term of the lease.

Maintenance and repairs are charged to operations as incurred and major improvements are capitalized.

Long-lived assets are reviewed for impairment whenever events such as service discontinuance, contract terminations, economic or other changes in circumstances indicate that the carrying amount may not be recoverable.

When such events occur, the Company compares the carrying amount of the assets to undiscounted expected future cash flows. If this comparison indicates that there is impairment, the amount of the impairment is typically calculated using discounted expected future cash flows. No such losses have been recognized to date.

PREFERRED STOCK ISSUANCE COSTS

The Company incurred $1,311,571 of issuance costs relating to the issuance of its redeemable convertible preferred Series A stock. This amount was initially recorded as a reduction of the amount recorded for the redeemable convertible preferred Series A stock and is being accreted as an increase in the net loss available to common shareholders over a period through the earliest redemption date using the effective interest rate method.

CONCENTRATION OF CREDIT RISK

Financial instruments that are potentially subject to concentrations of credit risk is limited to trade accounts receivable and is subject to the financial conditions of certain major insurance payors and hospitals.

For patient billings, in the years ending December 31, 2004 and 2003, one insurance payor was responsible for approximately 17% and 33%, respectively, of revenue for the Company. In addition, for the years ending December 31, 2004 and 2003, approximately 29% and 51%, respectively of the receivable balance was due from one insurance payor.

For hospital management fees, one hospital was responsible for approximately 51% and 54%, for the years ending December 31, 2004 and 2003, respectively, of revenue for the Company.

INCOME TAXES

The provision for income taxes and corresponding balance sheet accounts are determined in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax liabilities and assets are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s current financial position and results of operations for the current and preceding years. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryback or carryforward period under the tax law.

Changes in circumstances, such as the company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in the statement of operations in the year of the change in estimate.

As indicated in Note 4, the accounts of MSO Physicians P.C. are included in the Company’s consolidated financial statements. MSO Physicians P.C. is an “S”Corporation, and therefore is not subject to federal income tax. The sole shareholder of MSO Physicians P.C. is required to report on its individual tax return MSO Physicians P.C.‘s taxable income or loss.

Until March 28, 2004 the Company was a member owned Limited Liability Company that was treated as a partnership for US income tax purposes. As such, it was not subject to federal income taxes. Each partner was required to report on its tax return its distributive share of the partnership’s taxable income. The Company was subject to certain state and local unincorporated business taxes. A provision of $15,000 for such taxes was recorded in 2003.

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

In March 2004, the Company terminated its limited liability company status and became subject to federal and state income taxes. The accompanying consolidated statement of operations reflect a pro forma provision for income taxes for the years ended December 31, 2003 and December 31, 2004 as if the Company had been subject to federal and state income taxes for all periods presented. The difference between the statutory and estimated effective tax rate is due to state income taxes (6%) at December 31, 2003 and approximately $80,000 of income for the year ended December 31, 2003 attributable to MSO Physician’s P.C. , an S-Corporation, whose accounts are included in the consolidated financial statements of the Company as discussed in Note 4. In connection with the termination of its limited liability company status, the Company recorded a net deferred tax asset to reflect the differences in the financial statements and tax bases of the assets and liabilities which relate primarily to accrued expenses. Due to the uncertainty of future realization, a valuation reserve has been established for the deferred tax assets at December 31, 2004.

STOCK COMPENSATION

The Company maintains a stock incentive plan. See Note 13 for additional information regarding this plan. The Company accounts for all options granted to employees under the recognition and measurement principles of Accounting Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As a result, no compensation expense is recognized for stock option grants for which the exercise price is equal to or above the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income (loss) if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for stock-based Compensation,” to stock-based compensation.

The amount of the pro forma charge has been determined using the Black-Scholes option pricing model, as permitted by FAS 123. For purposes of the calculation, management used a fair value of the common stock of $0.38 per share, an average interest rate of 4.5% based on the U.S. Treasury Strip (zero-coupon) bonds, a projected volatility rate of 100%, a dividend yield of 0% and an expected life of 5 years for the grants. The fair value of the common stock was determined to be $0.38 per share based on the value indicated by a contemporaneous cash repurchase of shares which occurred subsequent to year-end.

ADVERTISING EXPENSE

The Company expenses the production costs of advertising as incurred. The costs of communicating advertising are expensed the first time the advertising takes place. Total advertising expense was $685,000 and $1,591,000 for the years ended December 31, 2004 and 2003, respectively. $107,000 and $47,000 of advertising expenditures are included in prepaid expenses as of December 31, 2004 and 2003, respectively.

3.	NET INCOME (LOSS) PER COMMON SHARE

The Company computes loss per share under Statement of Financial Accounting Standards No. 128, “Earnings Per Share.” The statement requires presentation of two amounts; basic and diluted loss per share. Basic loss per share is computed by dividing the loss available to common shareholders by the weighted average common shares outstanding. Dilutive earnings per share would include all common stock equivalents unless anti-dilutive. The Company has not included the outstanding options, warrants, or convertible preferred stock as common stock equivalents because the effect would be antidilutive.

The following table sets forth the shares issuable upon exercise of outstanding options and warrants and conversion of preferred stock that is not included in the basic and diluted net loss per share available to common shareholders:

4.	VARIABLE INTEREST ENTITY

As required under Financial Interpretation No. 46, “Consolidation of Variable Interest Entities”, the Company has evaluated its relationship with MSO Physicians, P.C., an entity that provides professional medical services at the hospitals for which MSO Medical, Inc. provides management services. MSO Physician’s only provides services at hospitals for which MSO Medical, Inc. provided management services and the operations of MSO Physicians, P.C. have been fully funded by advances from MSO Medical, Inc. As a result, MSO Medical Inc. is the primary beneficiary of MSO Physicians., P.C., a variable interest entity. The accounts of MSO Physician’s P.C. are included in the consolidated financial statements of MSO Medical, Inc. as of and for the years ended December 31, 2004 and 2003.

MSO Physicians, P.C. had total assets of approximately $481,000 and $1,066,000 at December 31, 2004 and 2003, respectively. Revenues generated by MSO Physicians, P.C. were approximately $2.8 million and $3.1 million for the years ended December 31, 2004 and 2003, respectively.

5.	INVESTMENTS

The cost, unrealized losses and fair values of the Company’s investment securities available for sale at December 31, 2004 are summarized as follows:

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net of accumulated depreciation, at December 31, 2004 and 2003, consists of the following:

7.	SHAREHOLDER NOTE

In November, 2003, the Company executed a $200,000 promissory note with a shareholder of the Company. The note bears an annual interest rate of 9.0% and was payable no later than December, 2004. The Loan was fully repaid in December 2004.

8.	LINE OF CREDIT AGREEMENT

In January 2004, the Company entered into a secured revolving credit agreement that permits a maximum borrowing capacity of $1.0 million. Amounts available under this credit agreement depend on the amount of the Company’s eligible receivables. The credit agreement requires the Company to pay a commitment fee of 0.5% per annum on the average daily unused portion of the revolving loan. Borrowings under this agreement are secured by substantially all of the Company’s assets. Among other restrictions, the credit agreement includes certain restrictive covenants, including covenants related to indebtedness, related party transactions and investment limitations and requires the Company to comply with a number of affirmative covenants, including covenants related to its net worth and liquidity. The Company was not in compliance with the financial covenants at December 31, 2004. Had the Company been in compliance with the covenants, the amount available under the line of credit was $788,000 at December 31, 2004. As of April 15, 2005, the Company has not obtained a waiver for the defaults and continues to be in default of the required financial covenants. The credit agreement has a three- year term and borrowings bear interest at prime plus 2.0%, subject to a minimum interest rate of 7.5%. The Company had no borrowings under this credit facility as of December 31, 2004. Financing fees incurred in obtaining the line of credit of $107,000, are being amortized over the three year term of the agreement. For the year ended December 31, 2004, amortization expense was $34,530 and is reflected as Interest Expense on the Statement of Operations.

9.	INCOME TAXES

Until March 28, 2004 the Company was a member owned Limited Liability Company that was treated as a partnership for US income tax purposes. As such, it was not subject to federal income taxes. Each partner was required to report on its tax return its distributive share of the partnership’s taxable income. The Company was subject to certain state and local business taxes. A provision of $15,000 for such taxes was recorded in 2003 and no provision was recorded in 2004.

The provision (benefit) for income taxes for the year ended December 31, 2004:

A reconciliation of federal statutory and effective income tax rates is as follows:

An analysis of the deferred income tax assets and liabilities at December 31, 2004 is as follows:

The Company maintains a valuation allowance with respect to deferred tax assets as a result of the uncertainty of ultimate realization. The valuation allowance reduces the deferred tax assets to the amount that is more likely than not to be realized. At December 31, 2004, the Company had federal net operating loss carry-forwards of approximately $2.8 million, expiring in various years through 2024.

10.	COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company has entered into operating lease agreements for office space and office equipment. The following is a schedule of the future minimum lease commitments relating to facility leases as of December 31, 2004:

The Company has facility leases expiring at various dates through May, 2008. Total rent expense for facility leases was approximately $499,000 and $204,000 for the years ended December 31, 2004 and 2003, respectively.

11.	LITIGATION

The Company is involved in certain claims arising in the normal course of business. In the opinion of management of the Company, although the outcomes of the claims are uncertain, in the aggregate, they are not likely to have a material adverse effect on the Company.

12.	CAPITAL STRUCTURE

COMMON STOCK

MSO Medical was initially organized as a limited liability company in the state of Delaware on September 30, 2002 (“inception”). During 2004, in conjunction with the issuance of Series A Preferred Stock, the company converted its status from a Limited Liability Company to a “C” Corporation.

In connection with conversion of MSO Medical, LLC (“MSO LLC”) to MSO Medical, Inc., (“MSO”), MSO issued to each of member of MSO LLC 1,000,000 shares (for a total of 5,000,000 shares were issued) of MSO’s Common Stock (the “Conversion Shares”) as complete and full consideration for each member’s interest in MSO LLC. The Company has the option to repurchase at a price of $0.14 per share up to 75% of the shares of common stock held by each individual founding shareholder in the event that the respective founding shareholder terminates employment with the Company. The number of common shares subject to this repurchase option decreased by 18.75% on January 1, 2005 and will decrease by 18.75% on January 1 of each year thereafter until 2008 at which time no shares will be subject to this repurchase option.

PREFERRED STOCK

The Company has authorized 15,000,000 shares of preferred stock, 12,500,000 of which have been designated Series A Preferred Stock. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption and liquidation preferences.

Series A Convertible Preferred Stock:

On March 28, 2004 (“first closing”) and July 30, 2004 (“second closing”), the Company sold, in two separate closings, in a private placement of Series A Convertible Preferred Stock (“Series A Preferred”), 1,137,500 units (“First Closing Shares”) and 6,560,268 units (“Second Closing Shares”), respectively, each unit consisting of one share of Series A Preferred. The purchase price for each unit was $2.00 per unit and $1.41 per unit for the first and second closings, respectively. In conjunction with the second closing, the price of the First Closing Shares was adjusted to the price of the Second Closing Shares and the number of First Closing Shares was increased to 1,613,475. At the end of the Second Closing, the number of issued shares of Series A Preferred was 8,173,743.

The proceeds from the Series A Convertible Preferred Stock was $11,525,000, with $2,275,000 received in March 2004 and the balance of $9,250,000 received as part of the second closing. Issuance costs of $1,311,571 included commissions to the Placement Agent of $658,750, broker’s fee of $120,000, legal costs of $216,426, warrants issued to Placement agent valued at $298,000, and other costs of $18,395. These issuance costs are being amortized using the effective interest method from the issuance date through March 2008 which is the earliest redemption date. $132,069 of amortization of these issuance costs is included as an increase in the net loss available to common shareholders in the statement of operations for the year ended December 31, 2004.

As part of the Series A Preferred financing, the Placement Agent received 930,849 warrants providing the holder the right to purchase the Company’s common stock for a 5 year period. The warrants have an exercise price of $1.41 per share and were valued at $298,000 using the Black-Scholes option pricing model. For purposes of the calculation, management used a fair value of the common stock of $0.38 per share, an average interest rate of 4.58% based on the U.S. Treasury Strip (zero-coupon) bonds, a projected volatility rate of 100%, a dividend yield of 0% and an expected life of 5 years for the grants. The fair value of the common stock was determined to be $0.38 per share based on the value indicated by a contemporaneous cash repurchase of shares which occurred subsequent to year-end.

As discussed below, the preferred stock will be redeemable at the option of the holder beginning in March 2008. Therefore, in accordance with EITF Topic D-98, the Series A Convertible Preferred Stock has been recorded outside of permanent equity. The preferred stock will be redeemable at the higher of the liquidation preference or the fair value of such shares (as determined by an independent appraiser selected by the Company and the holders of a majority of the Series A Preferred Stock). In the event that the fair value of the shares is determined to exceed the liquidation value, the resulting increase in the redemption value will be accreted over the period from the date of issuance to March 2008, which is the earliest redemption date. At December 31, 2004, as the fair value does not exceed the liquidation value, there is no excess redemption value being accreted.

Holders of Series A Preferred Stock are entitled to receive dividends one for one if declared on Common Stock, when and as declared by the Board of Directors out of legally available funds.

Holders of Series A Convertible Preferred Stock are not entitled to any preference over the holders of the Common Stock with respect to dividends, unless the Company did not (i) enter into a definitive agreement and plan of merger with an entity subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to February 3, 2005, or (ii) consummate a merger with an entity subject to the public reporting requirements of the Exchange Act by August 3, 2005. If the Company did not meet one of the above requirements, a dividend of $.014 per annum on each outstanding share of Series A Convertible Preferred would accrue to the holders from the date of the closing. The Company met the first requirement by entering into a definitive agreement with National Superstars effective January 4, 2005. As a result, no dividends have or will be paid to the Series A Preferred Shareholders based on this provision.

In the event of any liquidation or winding up of the Company, the holders of Series A Preferred Stock shall be entitled to receive, in preference to the holders of the Company’s Common Stock, an amount per share equal to $1.41 per share (plus a contingent ten percent (10%) dividend from that date of Closing, to the extent accrued, if such dividend has not been waived as described above) (the “Liquidation Preference”). If the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. All remaining proceeds thereafter shall be shared pro rata by the holders of Common Stock and the holders of the Series A Preferred Stock (on an as converted basis). A consolidation or merger of the Company or sale of all or substantially all of its assets in a transaction in which the Company’s stockholders prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity shall be deemed a liquidation or winding up for purposes of the liquidation preference.

Beginning on March 24, 2008, the holders of at least a majority of the Series A Preferred Stock may require the Company to redeem all shares of the Series A Preferred Stock from all holders thereof at the higher of either the Liquidation Preference (plus a contingent ten percent (10%) dividend from that date of Closing, to the extent accrued, if such dividend has not been waived as described above) or the fair market value of such shares (as determined by an independent appraiser selected by the Company and the holders of a majority of the Series A Preferred Stock); provided, however that immediately following such redemption, at least one class of voting stock remains outstanding. In addition, the Company shall not be required to redeem from any holder of Series A Preferred Stock, in connection with a redemption requested after the Initial Redemption Date but before the first anniversary of the Initial Redemption Date, a number of shares of Series A Preferred Stock greater than fifty percent (50%) of the aggregate number of shares of Series A Preferred Stock held by such holder immediately prior to such redemption. In the event the Company does not have sufficient funds available to redeem all shares to be redeemed then it shall redeem the same pro rata and in such event each holder of such shares of Series A Preferred Stock that are entitled to redemption that are not so redeemed shall exchange the unredeemed shares for a promissory note from MSO bearing simple interest at a rate of 8% per annum and having a term of one (1) year.

The Series A Preferred Stock will be convertible into Common Stock at any time, at the sole option of each holder. The conversion ratio is determined by dividing the Liquidation Preference by the then-current conversion price for the Series A Preferred Stock. The initial conversion price for the Series A Preferred is $1.41 (the “Conversion Price”). In addition, any accrued and unpaid dividends will be convertible at the conversion price.

The Series A Preferred Stock shall be automatically converted into Common Stock in the event of (i) an underwritten public offering of the Company’s Common Stock which results in aggregate net cash proceeds to the Company of at least $15,000,000; (ii) the election of the holders of at least a majority of the Series A Preferred Stock, or (iii) a date that is after twelve months after the issuance of the Preferred Stock if shares of Common Stock of MSO are then publicly traded and such shares have traded at a price in excess of one hundred fifty percent (150%) of the then in effect Conversion Price for the twenty (20) trading days prior to such date at an average daily trading volume of at least 50,000 shares, provided that the Common Stock into which the Series A Preferred Stock is converted shall be registered for resale under the Securities Act within ninety (90) days after such conversion.

The Conversion Price of the Series A Preferred Stock is subject to adjustment if the Company sells shares of equity securities at a purchase price less than the then-effective conversion price for the Series A Preferred Stock, subject to certain standard and customary exceptions. The conversion price of the Series A Preferred Stock as of the closing of this transaction will be $1.41.

There shall also be a proportional adjustment to the Series A Preferred Stock conversion price in the event of stock splits, stock dividends, recapitalizations, combinations and the like.

A holder of Series A Preferred Stock shall have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by such holder. The Series A Preferred Stock shall initially be entitled to one vote per share (on an as-if-converted basis). Except as otherwise provided, the Series A Preferred Stock and the Common Stock shall vote together on all other matters.

As long as a majority of the Series A Preferred Stock initially issued remains outstanding, the Series A Preferred shareholders will have special approval rights in respect of certain actions by the Company including any (1) issuance or sale of additional equity securities, (2) declaration or payment of dividends, (4) advances, loans or investments made in excess of $250,000, (5) liquidation transaction, (6) material change in the Company’s business (7) amendment of the Company’s certificate of incorporation or by-laws, (7) any redemption of capital stock other than specified permitted repurchases and (8) transactions with any officer, director, stockholder or affiliate unless such transaction is in the ordinary course of business. In addition, each holder of Series A Preferred stock will have a right of first offer on the sale of equity by the Company in a private transaction.

The holders of the Series A Preferred Stock have specified registration rights in the event the Company becomes publicly traded.

13.	STOCK OPTION PLAN

MSO has adopted a 2004 Equity Incentive Plan (the “Plan”) covering 1,500,000 shares of its Common Stock. Stock options may be granted to employees, officers, directors, and certain consultants or advisers to the Company. Options granted under the Plan may be either (i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code or (ii) non-qualified stock options. Incentive options granted under the Plan are exercisable for a period of up to ten years from the date of grant at an exercise price that is not less than the fair market value of the stock on the date of grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the stock on the date of grant. In addition, to the extent that the aggregate fair market value, as of the date of grant, of the stock for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option that is in excess of the $100,000 limitation will be treated as a non-qualified option. The Company’s Board of Directors administers the Plan, which expires in 2014. As of December 31, 2004, the Company had granted 888,000 options. The Company has 612,000 stock options available for future grant at December 31, 2004.

A summary of stock options as of December 31, 2004 and activity during the year ended December 31, 2004 follows:

The Company incurred compensation expense of $27,270 for the year ended December 31, 2004 in connection with options granted to employees. These stock options vest over periods through December 2008. The weighted average contractual life of these outstanding options is 10 years.

14.	RELATED PARTY TRANSACTIONS

MSO Physicians, P.C. has employment agreements with the founding physicians who are also shareholders of the company. The agreements outline the roles and responsibilities of the physicians, their compensation plan and contains confidentiality and non-compete clauses. The compensation expense for the founding physicians was approximately $1.8 million and $1.6 million for the years ended December 31, 2004 and 2003, respectively.

The Company’s billing and reimbursement was performed by Reimbursement Specialists LLC., an affiliated entity. The Chairman and CEO of MSO Medical, Inc was the manager of Reimbursement Specialists,LLC and he had day to day operating responsibility for this entity. In addition, all of the outstanding stock of Reimbursement Specialists, Inc, the majority shareholder of Reimbursement Specialists, LLC, is held by a trust, of which the Chairman and CEO of MSO Medical, Inc. is co-trustee, for the benefit of certain members of his immediate family. The Company acquired Reimbursement Specialists effective October 1, 2004 as explained in Footnote 15. Prior to the acquisition date, Reimbursement Specialists, LLC charged the Company a fee equal to 5.0% of cash collected on billed receivables. Expenses related to this arrangement were approximately $155,000 and $142,000 for years ended December 31, 2004 and 2003, respectively.

A Member of the Board of Directors earned a finder’s fee of $120,000 for the money raised in connection with the Series A Convertible Preferred Stock Financing. This amount is being paid at a rate of $10,000 per month. As of December 31, 2004, there is a remaining balance of $80,000 to be paid which is included in accounts payable. In addition, this Board Member provides business development consulting to the Company and received approximately $66,000 and $0 for the years ended December 31, 2004 and 2003, respectively.

15.	ACQUISTION OF REIMBURSEMENT SPECIALISTS

Effective, October 1, 2004, the Company acquired all of the outstanding common units of an affiliated entity, Reimbursement Specialists, LLC, a Delaware limited liability Company (“Reimbursement Specialists” or “RS”) from the members of Reimbursement Specialists, LLC. The Chairman & CEO of MSO Medical, Inc. was the Manager of Reimbursement Specialists, LLC. and had day to day operating responsibility for this entity. In addition, all of the outstanding stock of Reimbursement Specialists, Inc., the majority shareholder of Reimbursement Specialists, LLC is held by a trust, of which the Chairman and CEO of MSO Medical, Inc. is a co-trustee, for the benefit of certain members of his immediate family.

Reimbursement Specialists is a healthcare financial services company that provides billing reimbursement and collection services to entities in the healthcare industry. Reimbursement Specialists provided these billing and collection services to MSO Medical, Inc. prior to the acquisition.

Total revenues for Reimbursement Specialists were 180,000 and $234,000 for the nine months ending September 30, 2004 and the year ended December 31, 2003, respectively. MSO Medical was the primary customer of Reimbursement Specialists and accounted for approximately 86% and 61% of Reimbursement Specialists revenue for the nine months ending September 30, 2004 and the year ended December 31, 2003, respectively.

The consideration for the acquisition was to consist of a number of shares of the Company’s Series A preferred stock to be determined based on certain performance criteria of the Company, including a minimum defined earnings target for the twelve months ending June 30, 2005. The maximum purchase price was set at $1,200,000 which was expected to equal approximately 851,064 shares of Series A preferred stock. However, in the event that the Company does not achieve certain minimum defined earnings targets, no consideration will be paid to the sellers.

At the date of the acquisition, RS had approximately $538,000 of notes payable and accrued interest due to members as well as $134,000 of advances due to a member. In connection with the acquisition, the members surrendered these notes payable, the related accrued interest and advances due from RS in effect canceling this debt in exchange for the right to receive up to 354,610 of the 851,064 shares of Series A preferred stock of MSO Medical, Inc that could be issued as consideration for the acquisition. However, in the event that the Company does not achieve certain minimum defined earnings targets, the former members of RS will receive no consideration for the sale of RS to the Company.

Based on the Company’s performance through March 31, 2005, it is probable that there will be no shares of Series A preferred stock in connection with the acquisition..

The assets acquired and liabilities assumed in the acquisition are summarized below:

During the fourth quarter of 2004, as the Company was performing below budgeted expectations, the Company determined the goodwill related to this acquisition was impaired, resulting in an impairment charge of approximately $73,000 being included in the statement of operations for the year-ended December 31, 2004.

The acquisition was accounted for by the purchase method and accordingly, the results of the Reimbursement Specialists operations have been included in the consolidated statement of operations since October 1, 2004. Unaudited pro forma results of operations for 2004 and 2003 for the Company and Reimbursement Specialists, LLC, assuming the acquisition took place on January 1, 2003, are listed below:

		Year ending December 31,
		2004	2003
Revenues	As Reported	7,435,486	6,869,457
	Proforma	7,459,814	6,961,112
Net Income (Loss)	As Reported	(5,377,101)	612,789
	Proforma	(5,951,240)	(10,481)
Basic and Diluted Earnings (Loss) per share	As Reported	$(1.10)	$--
	Proforma	$(1.22)	$--

16.	SUBSEQUENT EVENTS

REPURCHASE OF COMMON STOCK

In April 2005, in connection with a settlement of a dispute with a shareholder, the Company repurchased 1,000,000 shares of its Common Stock for $385,000.

RECAPTITALIZATION AND MERGER

On May 26, 2005, MSO Holdings, Inc. (formerly known as National Superstars, Inc.), a Delaware corporation and publicly traded company with nominal operating activity acquired MSO Medical, Inc. by issuing 6,146,617shares of common stock of MSO Holdings, Inc. for all the outstanding common stock of MSO Medical, Inc. and 12,562,260 shares of redeemable convertible preferred stock of MSO Holdings, Inc. in exchange for all the outstanding redeemable convertible preferred stock of MSO Medical, Inc. Prior to this transaction, MSO Holdings, Inc. had no significant operations.

For financial reporting purposes, this transaction will be reflected as a recapitalization of MSO Medical, Inc and the historical financial statements of MSO Medical, Inc. will be reported as the historical financial statements of the registrant, MSO Holdings, Inc.

Following is the pro forma net income (loss) per share assuming the recapitalization had occurred as of January 1, 2003:

MSO HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

The accompanying notes to consolidated financial statements are an integral part of these statements.

MSO HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

Three months ending June 30,		Six months ending June 30,	
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:				
Professional Service Fees	$ 729,955	$ 811,708	$ 1,554,455	$ 1,446,749
Hospital Management Fee	1,251,792	1,588,895	2,364,042	2,597,985
Other Revenue	13,508	-	21,567	-
Total Revenue	**1,995,255**	**2,400,603**	**3,940,064**	**4,044,734**
Operating Expenses:				
Payroll Expenses	1,412,589	1,519,567	3,268,172	3,097,881
Marketing	228,236	396,437	625,195	817,386
Professional Fees	330,259	144,783	658,631	295,207
Travel and Entertainment	68,635	92,817	180,181	171,868
Rent	99,933	111,528	351,185	183,348
Utilities	67,643	46,708	139,473	85,542
Office Expenses	84,539	113,282	222,445	205,236
Malpractice Insurance	81,708	56,457	161,215	113,494
Business Insurance	23,174	15,920	51,782	25,462
Bad Debt Expense	153,318	150,000	222,370	300,000
Depreciation	43,095	27,099	86,720	44,074
Merger expenses	412,958	-	447,261	-
Other operating expenses	8,185	28,804	23,494	41,828
Total Operating Expenses	**3,014,272**	**2,703,402**	**6,438,124**	**5,381,326**
Loss from Operations	**(1,019,017)**	**(302,799)**	**(2,498,060)**	**(1,336,592)**
Other Income (Expense):				
Interest Income	19,275	1,307	47,938	1,429
Interest Expense	(11,814)	(23,521)	(23,033)	(48,851)
Loss on sale of securities	(25,513)	-	(37,191)	-
Total Other Income (Expense)	(18,052)	(22,214)	(12,286)	(47,422)
Net Loss	**$ (1,037,069)**	**$ (325,013)**	**$ (2,510,346)**	**$ (1,384,014)**
Deemed dividends to preferred shareholders	87,925	1,747	175,311	1,747
Net Loss Available to Common Shareholders	**$ (1,124,994)**	**$ (326,760)**	**$ (2,685,657)**	**$ (1,385,761)**
Basic and diluted weighted average shares outstanding	6,730,062	7,684,521	7,204,655	7,684,521
Basic and diluted loss per common share	$ (0.17)	$ (0.04)	$ (0.37)	$ (0.18)

The accompanying notes to consolidated financial statements are an integral part of these statements.

MSO HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

Six Months Ending June 30,	
	2005	2004
	(unaudited)	(unaudited)
Net Loss	**$ (2,510,346)**	**$ (1,384,014)**
Adjustments to reconcile net loss to net cash used in operating activities:		
Non cash charge for stock options and warrants	34,377	-
Non cash charge for stock grants	9,175	
Amorization of deferred financing costs	17,890	16,640
Bad debt expense	222,370	300,000
Depreciation and Amortization	86,720	44,074
Realized loss on sale of securities	37,190	
Changes in assets and liabilities:		
Accounts receivable	(400,647)	345,990
Prepaid expenses and other current assets	(248,994)	53,858
Other assets	(240)	(23,546)
Accounts payable	280,905	(318,497)
Accrued liabilities	29,600	(81,860)
Accrued wages and benefits	49,504	178,202
Deferred revenue	(183,450)	6,850
Net Cash used in operating activities	**(2,575,946)**	**(862,303)**
Cash Flow from Investing Activities:		
Purchases of property and equipment	(120,798)	(266,781)
Purchases of securities available for sale	(47,941)	
Proceeds from sale of investments	3,168,139	-
Net Cash provided by (used in) investing activities	**2,999,400**	**(266,781)**
Cash Flows (Used in) Provided by Financing Activities		
Proceeds from issuance of redeemable preferred stock	-	2,275,000
Issuance costs for redeemable preferred stock	-	(28,057)
Distributions to shareholders		(157,160)
Purchase of Common Stock	(385,000)	-
Net Proceeds from Line of Credit	-	281,972
Financing fees paid on Line of Credit	-	(99,046)
Net Cash (used in) provided by financing activities	**(385,000)**	**2,272,709**
Net Increase in Cash	**38,454**	**1,143,625**
Cash and cash equiviliants at beginning of period	244,906	106,162
Cash and cash equivalents at end of period	**$ 283,360**	**$ 1,249,787**
Supplemental disclosure of cash flow information		
Cash paid for interest	$ 5,022	$ 32,212

The accompanying notes to consolidated financial statements are an integral part of these statements.

MSO HOLDINGS, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
(UNAUDITED)

The accompanying notes to consolidated financial statements are an integral part of these statements.

MSO HOLDINGS, INC.
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

The accompanying notes to consolidated financial statements are an integral part of these statements.

MSO HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes for the years ended December 31, 2004 and 2003, that is also included in this filing

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months and the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2005.

2.	VARIABLE INTEREST ENTITY

As required under Financial Interpretation No. 46, “Consolidation of Variable Interest Entities”, the Company has evaluated its relationship with MSO Physicians, P.C., an entity that provides professional medical services at the hospitals for which MSO Medical, Inc. provides management services. MSO Physician’s only provides services at hospitals for which MSO Medical, Inc. provided management services and the operations of MSO Physicians, P.C. have been fully funded by advances from MSO Medical, Inc. As a result, MSO Medical Inc. is the primary beneficiary of MSO Physicians., P.C., a variable interest entity. The accounts of MSO Physician’s P.C. are included in the consolidated financial statements of MSO Medical, Inc. as of June 30, 2005 and December 31, 2004 and for the three and six months ended June 30, 2005 and 2004.

3.	RECAPITALIZATION AND MERGER

Immediately prior to the recapitalization and merger transaction, each outstanding share of National Superstars, Inc. common stock was exchanged for .005 shares of MSO Holdings, Inc. common stock (with each fractional share rounded up to the nearest 100 shares on a per certificate basis) and National Superstars, Inc. changed its name to MSO Holdings, Inc.

On May 26, 2005, MSO Holdings, Inc. (formerly known as National Superstars, Inc), a Delaware corporation and publicly traded company with nominal operating activity acquired MSO Medical, Inc. by issuing 6,146,617 shares of common stock of MSO Holdings, Inc. for all of the outstanding common stock of MSO Medical, Inc and 12,562,260 shares of redeemable convertible preferred stock of MSO Holdings, Inc. in exchange for all the outstanding redeemable convertible preferred stock of MSO Medical, Inc. Prior to this transaction, MSO Holdings, Inc. had no significant operations.

For financial reporting purposes, this transaction has been reflected in the accompanying financial statements as a recapitalization of MSO Medical, Inc. and the financial statements reflect the historical financial information of MSO Medical, Inc. Therefore, for accounting purposes, the shares recorded as issued in the reverse merger are the 368,298 shares owned by the MSO Holdings, Inc. shareholders prior to the reverse merger.

4.	REVERSE MERGER EXCHANGE RATIO

In connection with the reverse merger discussed in Note 3, the shareholders of MSO Medical, Inc received 1.53690425 shares of MSO Holdings, Inc. common stock for each share of MSO Medical, Inc. common stock. In addition, each preferred shareholder received 1.53690425 shares of MSO Holdings, Inc. redeemable preferred stock in exchange for each share of MSO Medical, Inc. redeemable convertible preferred stock. As a result, the stockholders of the Company effectively received 1.53690425 shares of common or preferred stock , as the case may be, of the post-merger Company for each share of common or preferred stock held in the pre-merger Company. All share amounts included in the financial statements have been retroactively restated to reflect the impact of this exchange ratio.

5.	STOCK COMPENSATION

The Company maintains a stock incentive plan. The Company accounts for all options granted to employees under the recognition and measurement principles of Accounting Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As a result, no compensation expense is recognized for stock option grants for which the exercise price is equal to or above the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for stock-based Compensation,” to stock-based compensation.

The amount of the pro forma charge has been determined using the Black-Scholes option pricing model, as permitted by FAS 123. For purposes of the calculation for fiscal 2005, management used a fair value of the common stock of $0.25 per share, an average interest rate of 4.5% based on the U.S. Treasury Strip (zero-coupon) bonds, a projected volatility rate of 100%, a dividend yield of 0% and an expected life of 5 years for the grants. For the three and six months ended June 30, 2004, there were no options issued or outstanding.

6.	INVESTMENTS

The cost, unrealized losses and fair values of the Company’s investment securities available for sale at June 30, 2005 and December 31, 2004 are summarized as follows:

7.	LINE OF CREDIT AGREEMENT

In January 2004, the Company entered into a secured revolving credit agreement that permits a maximum borrowing capacity of $1.0 million. Amounts available under this credit agreement depend on the amount of the Company’s eligible receivables. The credit agreement requires the Company to pay a commitment fee of 0.5% per annum on the average daily unused portion of the revolving loan. Borrowings under this agreement are secured by substantially all of the Company’s assets. Among other restrictions, the credit agreement includes certain restrictive covenants, including covenants related to indebtedness, related party transactions and investment limitations and requires the Company to comply with a number of affirmative covenants, including covenants related to its net worth and liquidity. The Company was not in compliance with the financial covenants at June 30, 2005. Had the Company been in compliance with the covenants, the amount available under the line of credit was $1.0 million at June 30, 2005. As of July 27, 2005, the Company has not obtained a waiver for the defaults and continues to be in default of the required financial covenants. The credit agreement has a three- year term and borrowings bear interest at prime plus 2.0%, subject to a minimum interest rate of 7.5%. The Company had no borrowings under this credit facility as of June 30, 2005 and December 31, 2004.

8.	RELATED PARTY TRANSACTIONS

MSO Physicians, P.C. has employment agreements with the founding physicians who are also shareholders of the company. The agreements outline the roles and responsibilities of the physicians, their compensation plan and contain confidentiality and non-compete clauses. The compensation expense for the founding physicians was approximately $416,000 and $803,000 for the three months and six months ended June 30, 2005 and approximately $450,000 and $814,000 for the three months and six months ended June 30, 2004, respectively.

Eugene Terry, a member of the Board of Directors, provides business development consulting to the Company. The Company incurred approximately $20,000 and $0 of expense for the six months ended June 30, 2005 and 2004, respectively, for these consulting services.

9.	RESTRUCTURING CHARGES

During the first quarter of 2005, as a result of the closing of certain programs and consolidation of certain functions, the Company reduced headcount and other operating expenses. Accordingly, $158,126 was charged to operations in 2005, consisting of $33,126 for severance costs for reductions in staff and $125,000 relating to early lease termination cost.

During the three month period ending June 30, 2005, restructuring payments of $33,126 were made for employee separations and $31,216 for lease payments. The restructuring reserve balance was $93,784 as of June 30, 2005.

The following table provides a roll-forward of the liabilities incurred in connection with the business restructuring.

10.	REPURCHASE OF COMMON STOCK

In April 2005, in connection with a settlement of a dispute with a shareholder, the Company repurchased 1,536,904 shares of its Common Stock for $385,000. These shares have been retired and are no longer outstanding.

11.	ACQUISTION OF REIMBURSEMENT SPECIALISTS

Effective, October 1, 2004, the Company acquired all of the outstanding common units of an affiliated entity, Reimbursement Specialists, LLC, a Delaware limited liability Company (“Reimbursement Specialists” or “RS”) from the members of Reimbursement Specialists, LLC. The Chairman & CEO of MSO Medical, Inc. was the Manager of Reimbursement Specialists, LLC. and had day to day operating responsibility for this entity. In addition, all of the outstanding stock of Reimbursement Specialists, Inc., the majority shareholder of Reimbursement Specialists, LLC is held by a trust, of which the Chairman and CEO of MSO Medical, Inc. is a co-trustee, for the benefit of certain members of his immediate family.

Reimbursement Specialists is a healthcare financial services company that provides billing reimbursement and collection services to entities in the healthcare industry. Reimbursement Specialists provided these billing and collection services to MSO Medical, Inc. prior to the acquisition.

The consideration for the acquisition was to consist of a number of shares of the Company’s Series A preferred stock to be determined based on certain performance criteria of the Company, including a minimum defined earnings target for the twelve months ending June 30, 2005. The maximum purchase price was set at $1,200,000 which was expected to equal approximately 1,308,004 shares of Series A preferred stock. However, in the event that the Company does not achieve certain minimum defined earnings targets, no consideration will be paid to the sellers. Based on the Company’s performance, there will be no shares of Series A preferred stock issued for the acquisition of Reimbursement Specialists, LLC>

At the date of the acquisition, RS had approximately $538,000 of notes payable and accrued interest due to members as well as $134,000 of advances due to a member. In connection with the acquisition, the members surrendered these notes payable, the related accrued interest and advances due from RS in effect canceling this debt in exchange for the right to receive up to 545,002 of the 1,308,004 shares of Series A preferred stock of MSO Medical, Inc that could be issued as consideration for the acquisition.

The assets acquired and liabilities assumed in the acquisition are summarized below:

During the fourth quarter of 2004, as the Company was performing below expectations, the Company determined the goodwill related to this acquisition was impaired resulting in an impairment charge of approximately $73,000 being included in the statement of operations for the year ended December 31, 2004.

The acquisition was accounted for by the purchase method and, accordingly, the results of the Reimbursement Specialists, LLC operations have been included in the consolidated statement of operations since October 1, 2004. Unaudited pro forma results of operations for the three and six months ended June 30, 2004 for the Company and Reimbursement Specialists, LLC, assuming the acquisition took place on January 1, 2004, are listed below: